Exhibit 10.1
NEUROCRINE BIOSCIENCES, INC.

STOCK OPTION CANCELLATION AGREEMENT
     This Stock Option Cancellation Agreement (this “Agreement”) is made and entered into as of October ___, 2007, by and between Neurocrine Biosciences, Inc., a Delaware corporation (the “Company”), and [___] (“Optionholder”).
Recitals
     Whereas, the Company previously granted to Optionholder the following stock options to purchase shares (the “Shares”) of the Company’s Common Stock (each an “Option” and together, the “Options”) pursuant to the Company’s 2003 Incentive Stock Plan:

Date of Grant	Number of Shares	Exercise Price

     Whereas, as of the date of this Agreement, each entire Option remains unexercised.
     Whereas, the Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to cancel the Options in exchange for paying $100 in the aggregate to Optionholder (the “Consideration”).
     Whereas, other than the Consideration, the Optionholder has not received, and will not receive any additional consideration in exchange for the cancellation of the Options.
     Whereas, Optionholder has decided to voluntarily consent to this Agreement and the cancellation of the Options subject to the terms described herein.
Agreement
     In consideration of the mutual promises and covenants herein, the parties hereto, each intending to be legally bound, agree as follows:
     1. Cancellation of Options. The Options are hereby canceled in exchange for the Company’s payment to Optionholder of the sum of $100 in the aggregate, less applicable deductions and tax withholdings, the receipt of which payment is hereby acknowledged. Optionholder hereby irrevocably relinquishes any right or interest that Optionholder may have had, may have or may acquire in the future with respect to the Options and to the Shares.

     2. Further Assurances. Optionholder agrees to execute and/or cause to be delivered to the Company such instruments and other documents, and shall take such other actions, as the Company may reasonably request for the purpose of carrying out or evidencing the cancellation of the Options.
     3. Legal Advice. Optionholder acknowledges and represents that Optionholder has had the opportunity to consult with a legal advisor in connection with this Agreement and that Optionholder is not relying upon the Company for any legal advice.
     4. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to that State’s conflicts of laws principles.
     5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     In Witness Whereof, this Stock Option Cancellation Agreement has been executed by the parties hereto as of the date first above written.

Neurocrine Biosciences, Inc.
By:

Name:

Title:

Optionholder:

[Name]